Exhibit 99.1

Meridian Waste Solutions Closes Public Offering

ATLANTA, GA / ACCESSWIRE / June 30, 2017 / Meridian Waste Solutions, Inc. (NASDAQ: MRDN) ("Meridian Waste" or the "Company"), a vertically-integrated, non-hazardous solid waste services company, today announced the closing of its previously announced underwritten public offering of 2,000,000 shares of common stock and warrants to purchase 575,000 shares of common stock, including 75,000 warrants sold pursuant to the partial exercise of the underwriters' over-allotment option.

The aggregate gross proceeds to Meridian Waste from the public offering were $3,500,000 prior to deducting underwriting discounts, commissions, and other estimated offering expenses.

Meridian Waste intends to use the net proceeds from the public offering for repayment of debt and working capital, and for other general corporate purposes.

"Meridian is a growth company focused on building our current markets with new contracts, increased volume into our landfills and acquiring tuck in operations. The company's ability to grow is anchored by its lending capacity with our current lender and the use of our stock as currency," said Jeff Cosman, Meridian Waste's Chairman and Chief Executive Officer. "The use of these proceeds will pay down some of our working capital line allowing the company to have access to additional capacity to focus on tuck in operations and capital for truck and equipment for our existing landfill assets. This capital is one of the next steps to achieve our growth goals for 2017."

Roth Capital Partners, LLC and Joseph Gunnar & Co., LLC acted as joint book-running managers for the offering.

The shares and warrants are being offered by Meridian Waste Solutions, Inc. pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering was filed with the SEC and is available on the SEC's website at http://www.sec.gov. Copies of the prospectus relating to the offering may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, California 92660, Attn: Equity Capital Markets, via telephone at (800) 678-9147 or via email at rothecm@roth.com or from Joseph Gunnar & Co., LLC, Prospectus Department, 30 Broad Street, 11th Floor, New York, NY 10004, telephone 212-440-9600, email: prospectus@jgunnar.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Meridian Waste Solutions, Inc.:

Meridian Waste Solutions, Inc. (NASDAQ: MRDN) is a company defined by our commitment to servicing our customers with unwavering respect, fairness, and care. We are focused on finding and implementing solutions to solid waste needs and challenges within the industry and for our customers. Meridian Waste's core business is centered on residential and commercial waste collection and disposal but it also includes a fundamental objective to seek rewarding environmental solutions through innovation. Currently, the company operates in St. Louis, Missouri, and Richmond, Virginia servicing over 113,000 residential, commercial, industrial and governmental customers. In addition to a fleet of commercial, residential and roll off trucks, the Company operates four transfer stations, one recycling facility, and three municipal solid waste landfills.

For more information, visit www.MWSinc.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Meridian Waste Solutions, Inc. may differ materially from those anticipated. Although Meridian Waste Solutions, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Meridian Waste Solutions, Inc. can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Meridian Waste Solutions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate," or "continue," or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Meridian Waste Solutions, Inc.'s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Meridian Waste Solutions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors:
Hayden IR
IR@MWSinc.com
(917) 658-7878

SOURCE: Meridian Waste Solutions, Inc.